Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of GameStop Corp. and subsidiaries (“GameStop”) and the effectiveness of GameStop's internal control over financial reporting, dated March 17, 2022, appearing in the Annual Report on Form 10-K of GameStop for the 52 week period ended January 29, 2022.

/s/ Deloitte & Touche LLP

Dallas, Texas
June 9, 2022